Filed in the Office of	Business Number E19095902021-9
Barbara K. Cegavske	Filing Number 20211909589
Secretary of State State Of Nevada	Filed On 11/23/2021 01:33:02 AM
	Number of Pages 28

BYLAWS

OF

AMERICAN NOBLE GAS, INC.

Adopted October 22, 2021

ARTICLE 1

Offices

The registered office of American Noble Gas, Inc. (the "Company") in the State of Nevada will be as provided for in the Articles of Incorporation of the Company (the "Articles of Incorporation"). The Company will have offices at such other places as the Board of Directors may from time to time determine.

ARTICLE 2

STOCKHOLDERS

2.1 Annual Meetings. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting will be held on the date and at the time fixed, from time to time, by resolution of the Board of Directors.

2.2 Special Meetings. Except as otherwise required by law, special meetings of stockholders may be called by those persons specified in the Articles of Incorporation and shall be called by the Secretary of the Company upon the written request of stockholders owning of record 25% or more of the capital stock of the Company entitled to vote generally in the election of directors. Any such written request shall set forth the purpose of the proposed meeting and shall include all relevant information contemplated by Section 2.5. Business transacted at any special meeting of stockholders shall be limited to those matters properly set forth in the written request and as to which all information required pursuant to Section 2.5 has been timely provided.

2.3 Notice of Meeting. Written notice stating the place, date and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, will be given not less than ten nor more than sixty days before the date of the meeting, except as otherwise required by law or the Articles of Incorporation, either personally or by mail, prepaid telegram, telex, facsimile transmission, cablegram or overnight courier, to each stockholder of record entitled to vote at such meeting. If mailed, such notice will be deemed to be given when deposited in the United States mail, postage prepaid, addressed to the stockholder at the stockholder's address as it appears on the stock records of the Company.

2.4 Waiver. Attendance of a stockholder of the Company, either in person or by proxy, at any meeting, whether annual or special, will constitute a waiver of notice of such meeting, except where a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A written waiver of notice of any such meeting signed by a stockholder or stockholders entitled to such notice, whether before, at or after the time for notice or the time of the meeting, will be equivalent to notice. Neither the business to be transacted at, nor the purposes of, any meeting need be specified in any written waiver of notice.

2.5 Notice of Business to be Transacted at Meetings of Stockholders. No business may be transacted at any meeting of stockholders, including the nomination or election of persons to the Board of Directors, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof) with respect to an annual meeting or a special meeting called by any of the persons specified in Section 7.1 of the Articles of Incorporation, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise

properly brought before the meeting by any stockholder of the Company (1) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.5 and on the record date for the determination of stockholders entitled to vote at such meeting and (2) who complies with the notice procedures set forth in this Section 2.5. In addition to any other applicable requirements, for business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Company.

(a) To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company not less than ninety days nor more than one hundred twenty days prior to the date of the meeting; provided, however, that (1) in the event that public disclosure of the date of the meeting is first made less than one hundred days prior to the date of the meeting, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such public disclosure of the date of the meeting was made and (2) the foregoing notwithstanding, with respect to a special meeting called at the written request of stockholders pursuant to Section 2.2, any notice submitted by a stockholder making the request must be provided simultaneously with such request.

(b) To be in proper written form, a stockholder's notice to the Secretary regarding any business other than nominations of persons for election to the Board of Directors must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting.

(c) To be in proper written form, a stockholder's notice to the Secretary regarding nominations of persons for election to the Board of Directors must set forth (a) as to each proposed nominee, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the nominee and (iv) any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice, (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

(d) No business shall be conducted at any meeting of stockholders, and no person nominated by a stockholder shall be eligible for election as a director, unless proper notice was given with respect to the proposed action in compliance with the procedures set forth in this Section 2.5. Determinations of the chairman of the meeting as to whether those procedures were complied with in a particular case shall be final and binding.

2.6 Quorum. Except as otherwise required by law, the Articles of Incorporation or these bylaws, the holders of not less than a majority of the shares entitled to vote at any meeting of the stockholders, present in person or by proxy, will constitute a quorum, and the act of the majority of such quorum will be deemed the act of the stockholders, except with respect to the election of directors. If a quorum is not present at any meeting, the chairman of the meeting may adjourn the meeting from time to time, without notice if the time and place are announced at the meeting, until a quorum will be present. At such adjourned meeting at which a quorum is present, any business may be transacted

which might have been transacted at the original meeting. If the adjournment is for more than thirty days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting.

2.7 Procedure. The order of business and all other matters of procedure at every meeting of the stockholders may be determined by the chairman of the meeting. The chairman of any meeting of the stockholders shall be the chairman of the Board of Directors or, in his or her absence, the most senior officer of the Company present at the meeting.

2.8 Consent of Stockholders in Lieu of Meeting.

(a) Unless otherwise provided in the Articles of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Company, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, is (i) signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and (ii) delivered to the Company in accordance with Chapters 78.320 and 78.325 of the Nevada Revised Statutes, as amended (the "NRS").

(b) Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date the earliest dated consent is delivered to the Company, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Company in the manner prescribed in this Section 2.8(b). A telegram, cablegram, electronic mail or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for purposes of this Section to the extent permitted by law. Any such consent shall be delivered in accordance with the NRS.

(c) Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

(d) Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing (including by electronic mail or other electronic transmission as permitted by law). If the action which is consented to is such as would have required the filing of a certificate under any section of the NRS if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in Chapters 78.320 and 78.325 of the NRS.

ARTICLE 3

DIRECTORS

3.1 Number. Subject to the provisions of the Articles of Incorporation, the number of directors will be fixed from time to time exclusively by resolutions adopted by the Board of Directors.

3.2 Regular Meetings. The Board of Directors shall meet immediately after, and at the same place as, the annual meeting of the stockholders, provided a quorum is present, and no notice of such meeting will be necessary in order to legally constitute the meeting. Regular meetings of the Board of Directors will be held at such times and places as the Board of Directors may from time to time determine.

3.3 Special Meetings. Special meetings of the Board of Directors may be called at any time, at any place and for any purpose by the chairman of the board, the chief executive officer, or by a majority of the Board of Directors.

3.4 Notice of Meetings. Notice of regular meetings of the Board of Directors need not be given. Notice of every special meeting of the Board of Directors will be given to each director at his usual place of business or at such other address as will have been furnished by him for such purpose. Such notice will be properly and timely given if it is (a) deposited in the United States mail not later than the third calendar day preceding the date of the meeting or (b) personally delivered, telegraphed, sent by facsimile transmission or communicated by telephone at least twenty-four hours before the time of the meeting. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting.

3.5 Waiver. Attendance of a director at a meeting of the Board of Directors will constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A written waiver of notice signed by a director or directors entitled to such notice, whether before, at, or after the time for notice or the time of the meeting, will be equivalent to the giving of such notice.

3.6 Quorum. Except as may be otherwise provided by law, the Articles of Incorporation or these bylaws, the presence of a majority of the directors then in office will be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the act of a majority of the directors present at a meeting at which a quorum is present will be deemed the act of the Board of Directors. Less than a quorum may adjourn any meeting of the Board of Directors from time to time without notice.

3.7 Participation in Meetings by Telephone. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation will constitute presence in person at such meeting.

3.8 Action Without a Meeting. Unless otherwise restricted by the NRS, Articles of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee. Any such consent may be in counterparts and will be effective on the date of the last signature thereon unless otherwise provided therein.

ARTICLE 4

COMMITTEES

4.1 Designation of Committees. The Board of Directors may establish committees for the performance of delegated or designated functions to the extent permitted by law, each committee to consist of one or more directors of the Company. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member.

4.2 Committee Powers and Authority. Except to the extent otherwise required by law, the Board of Directors may provide, by resolution or by amendment to these bylaws, that a committee may exercise all the power and authority of the Board of Directors in the management of the business and affairs of the Company.

ARTICLE 5

OFFICERS

5.1 Number. The officers of the Company will be appointed or elected by the Board of Directors. The officers will be a chief executive officer, a president, such number, if any, of executive vice presidents as the Board of Directors may from time to time determine, such number, if any, of vice presidents as the Board of Directors may from time to time determine, a secretary, such number, if any, of assistant secretaries as the Board of Directors may from time to time determine, and a treasurer. Any person may hold two or more offices at the same time.

5.2 Additional Officers. The Board of Directors may appoint such other officers as it may deem appropriate.

5.3 Term of Office; Resignation. All officers, agents and employees of the Company will hold their respective offices or positions at the pleasure of the Board of Directors and may be removed at any time by the Board of Directors with or without cause. Any officer may resign at any time by giving written notice of his resignation to the chief executive officer, the president, or to the secretary, and acceptance of such resignation will not be necessary to make it effective unless the notice so provides. Any vacancy occurring in any office will be filled by the Board of Directors.

5.4 Duties. The officers of the Company will perform the duties and exercise the powers as may be assigned to them from time to time by the Board of Directors or the president and chief executive officer.

ARTICLE 6

CAPITAL STOCK

6.1 Certificates. The Board of Directors may authorize the issuance of stock in certificated or uncertificated form. Each stockholder of the Company, upon written request, will be entitled to a certificate or certificates signed by or in the name of the Company by (a) the chief executive officer or the president and (b) the secretary or an assistant secretary, certifying the number of shares of stock of the Company owned by such stockholder. Any or all the signatures on the certificate may be a facsimile.

6.2 Registered Stockholders. The Company will be entitled to treat the holder of record of any share or shares of stock of the Company as the holder in fact thereof and, accordingly, will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has actual or other notice thereof, except as provided by law.

6.3 Cancellation of Certificates. All certificates surrendered to the Company will be canceled and, except in the case of lost, stolen or destroyed certificates, no new certificates will be issued until the former certificate or certificates for the same number of shares of the same class of stock have been surrendered and canceled.

6.4 Lost, Stolen, or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact in a form acceptable to the Board of Directors by the person claiming the certificate or certificates to be lost, stolen or destroyed. In its discretion, and as a condition precedent to the issuance of any such new certificate or certificates, the Board of Directors may require that the owner of such lost, stolen or destroyed certificate or certificates, or such person's legal representative, give the Company and its transfer agent or agents, registrar or registrars a bond in such form and amount as the Board of Directors may direct as indemnity against any claim that may be made against the Company and its transfer agent or agents, registrar or registrars on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate.

ARTICLE 7

FISCAL YEAR

7.1 Fiscal Year. The fiscal year for the Company will end on the 31st of December of each year.

ARTICLE 8

AMENDMENTS

8.1 Amendments. Subject to the provisions of the Articles of Incorporation, these bylaws may be altered, amended, or repealed at any annual meeting of the stockholders or at any special meeting of the stockholders duly called for that purpose by a majority vote of the shares represented and entitled to vote at such meeting. Subject to the laws of the State of Nevada, the Articles of Incorporation and these bylaws, the Board of Directors may amend these bylaws or

enact such other bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Company.

APPENDIX E

Appraisal Rights

§ 262. Appraisal rights [For application of this section, see § 17; 82 Del. Laws, c. 45, § 23; and 82 Del. Laws, c. 256, § 24].

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) [Repealed.]

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d),(e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder

who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder's request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for

appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.